EXHIBIT 10.58

AMENDMENT OF LEASE

AGREEMENT dated as of October 31, 2003 between WESTPORT COMMUNICATIONS, LLC, a Delaware limited liability company, having an office at 277 Park Avenue, New York, New York 10172 (“Landlord”), and FIBERNET EQUAL ACCESS, LLC, a New York limited liability company, having an address at 570 Lexington Avenue, Third Floor, New York, New York 10022 (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and FiberNet Telecom Group, Inc., Tenant’s predecessor, entered into an agreement of lease dated as of April 1, 2001 (the “Original Lease”) (the tenant’s interest in which was assigned to Tenant by assignment dated as of April 1, 2001) and amended by agreements dated as of January 30, 2002, November 7, 2002 and April 1, 2003 (such latter amendment being referred to as the “April 2003 Amendment”)(the Original Lease, as so amended, being referred to as the “Existing Lease”), pursuant to which Landlord now leases to Tenant and Tenant now leases from Landlord a portion of the ground floor and a portion of the basement more particularly described in the Existing Lease in the building known as 60 Hudson Street, New York, New York; and

WHEREAS, Landlord and Tenant wish to amend the Existing Lease as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter contained, Landlord and Tenant agree that the Existing Lease is hereby amended as follows:

1. All terms contained in this Agreement shall, for the purposes hereof, have the same meanings ascribed to them in the Existing Lease unless otherwise defined herein. As used herein, the term “Lease” shall mean the Existing Lease as amended by this Agreement and as the same may be hereafter amended.

2. The following definitions are substituted for those contained in the April 2003 Amendment:

(A) “End Date” means the last day of the first 12-month period in which either (i) Meet-Me Room Fees plus Transport Fees equal at least $3,000,000.00, or (ii) gross revenues from operations for all FiberNet Entities combined (“FiberNet Revenues”) equal at least $37,000,000.00. Tenant shall submit to Landlord, within ten (10) business days after written request from Landlord, such financial statements and other data as may be reasonably necessary to monitor such Meet-Me Room Fees, Transport Fees and FiberNet Revenues (in addition to the records required to be submitted to Landlord under the provisions of the Original Lease); and

(B) “CEO Event” means the failure by Michael Liss to hold and fulfill the title, responsibilities and authority of the Chief Executive Officer or Chairman of the Board of Directors of FTG, other than solely by reason of his death or disability.

3. Tenant agrees to reimburse Landlord, within ten (10) days after demand, for Landlord’s documented out-of-pocket legal fees and disbursements incurred in connection with the preparation and negotiation of this Agreement.

4. The covenants, agreements, terms and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors, and, except as otherwise provided in the Lease, their respective assigns.

5. Except as amended by this Agreement, the Existing Lease and all covenants,

agreements, terms and conditions thereof shall remain in full force and effect and the Existing Lease, as so amended, is hereby in all respects ratified and confirmed. This Agreement represents the entire understanding and agreement of the parties with respect to the subject matter hereof.

6. Tenant covenants, represents and warrants that Tenant has had no dealings or communications with any broker or agent in connection with the consummation of this Agreement other than Williams Real Estate Co. Inc. (the “Broker”) and Tenant covenants and agrees to indemnify Landlord from and against all costs, expenses (including reasonable attorneys’ fees and disbursements) and liability for any commission or other compensation claimed by any broker or agent (other than the Broker) with respect to this Agreement. Landlord shall pay any commission due to Broker on account of the execution of this Agreement. This Paragraph shall survive the termination of this Agreement.

7. This Agreement may not be changed orally, but only by a writing signed by the party against whom enforcement thereof is sought.

8. The submission of this Agreement to Tenant shall not constitute an offer by Landlord to execute and exchange this Agreement with Tenant and is made subject to Landlord’s acceptance, execution and delivery thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WESTPORT COMMUNICATIONS, LLC

By:
Name:
Title:

FIBERNET EQUAL ACCESS, LLC

By:
Name:
Title:

By its execution below, the undersigned acknowledges its consent to this Agreement.

HUDSON TELEGRAPH ASSOCIATES, L.P., a New York limited partnership, Overlandlord

By:	Sixty Hudson Management LLC

By:
Name: , Manager

By its execution below, the undersigned acknowledges its agreement to be bound by this Agreement and the Existing Lease jointly and severally with Tenant.

FIBERNET TELECOM GROUP, INC.

By:
Name:
Title: